UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2016
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL 32901
(Address of principal executive offices and Zip Code)
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Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2016, The Goldfield Corporation (the “Company”) appointed Robert L. Jones, former president of Southeast Power Corporation (“SEP”), as interim President of Power Corporation of America (“PCA”) and SEP. Mr. Jones succeeds John W. Davis III, who has been appointed executive vice-president of PCA effective June 14, 2016. See Item 7.01 below.
Mr. Jones will have an annual base salary of $200,000 and will have the opportunity to earn a bonus award, which will be calculated as 3.5% of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors.
Mr. Davis’ compensation (previously described in Item 5.02 of Form 8-K dated March 10, 2016, which is incorporated by reference herein) will remain unchanged for 2016, except that, effective July 1, 2016, his bonus will be calculated as 6.0% of the pre-tax earnings of certain SEP operations.

Item 7.01	Other Events.
On June 16, 2016, the Company issued a press release announcing electrical construction management changes, including the appointment of Mr. Robert L. Jones, former president of SEP, as interim President of PCA and SEP and the appointment of John W. Davis III, as executive vice-president of PCA with primary responsibility for C and C Power Line, Inc., and the foundation construction operations of SEP. A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

99.1.	Press release, dated June 16, 2016, announcing electrical construction management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2016

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1.	Press release, dated June 16, 2016, announcing electrical construction management changes.

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